SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) March 15, 2006
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                                       FNB Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


                101 Sunset Avenue, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On March 15, 2006, FNB Corp. conducted a special meeting of shareholders to approve the agreement and plan of merger dated as of September 18, 2005 by and between FNB Corp. and Integrity Financial Corporation. The FNB Corp. shareholders approved the merger agreement at the meeting as well as a proposal to amend FNB Corp.'s articles of incorporation to increase the authorized number of shares of FNB Corp. common stock from 10,000,000 to 50,000,000. The shareholders of Integrity Financial Corporation also approved the merger agreement at a special meeting held on March 15, 2006. Pending receipt of approval by the Board of Governors of the Federal
     Reserve System, the merger is expected to close in April 2006. FNB Corp., which will be the surviving corporation in the merger, will be known as FNB United Corp. following the closing of the transaction.

     A press release dated March 15, 2006, announcing the approval of the agreement and plan of merger by the shareholders of each of FNB Corp. and Integrity Financial Corporation, is attached as Exhibit 99.1 to the report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

99.1     Press release dated March 15, 2006.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FNB CORP.

Date: March 16, 2006                     By  /s/ Jerry A. Little
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                                               Jerry A. Little
                                               Secretary and Treasurer